EXHIBIT 10.11

                      [Letterhead of Weiner's Stores, Inc.]

May 1, 1997

Mr. Jerome L. Feller
2137 Bering Drive
Houston, Texas 77057

Dear Jerry:

This letter sets forth the terms and conditions of the amendment to the December 13, 1995 Agreement (the "1995 Agreement") between Weiner's Stores, Inc. (the "Company") and you, concerning your employment as General Merchandise Manager and Vice President. Except as otherwise expressly set forth below, the terms and conditions set forth in the 1995 Agreement shall remain in full force and effect.

Paragraph 2 of the 1995 Agreement shall be deleted and replaced with the following:

         2. The term of the 1995 Agreement shall be for a period ending January 31, 2000, unless otherwise terminated by either party.

Paragraph 4 of the 1995 Agreement shall be amended to add the following sentence at the end of that paragraph:

                  For the period from February 1, 1998 through January 31, 2000, The Base Salary shall be $220,000 unless otherwise increased by act of the Board of Directors.

Paragraph 8 of the 1995 Agreement shall be deleted and replaced with the following:

                  If the Company terminates your employment for any reason other than Cause (as defined herein) prior to the expiration of the term of your employment provided in paragraph 2 hereof, then within twenty (20) days of such termination of employment, you shall be entitled to a payment in the gross amount of the greater of $200,000, or your then base salary, less applicable payroll withholdings required by law, following and contingent upon your execution of a general release of claims in a form provided to you by the Company. For purposes of this agreement, Cause shall mean (a) your gross negligence or willful misconduct in failing or refusing to perform your material duties to the Company; (b) your being formally charged or entering into a plea of guilty or "nolo contendere" to any crime; or (c) your committing any act of dishonesty, fraud, embezzlement or moral turpitude. You shall not be entitled to any other payments or benefits from the Company upon the termination of your employment, other than such payments or benefits expressly provided in any written agreement or employee benefit plan. If the Company terminates your employment for Cause, if you should resign for any reason or if your employment terminates following the term of employment provided in paragraph 2 hereof, you shall not be entitled to any payments or benefits under this agreement as severance pay or otherwise.

                  If during the four month period following the date of a Change in Control, the Company: (i) assigns to you duties inconsistent with your position in the Company as described in paragraph 1 above; or (ii) otherwise materially alters the nature of your responsibilities as described in paragraph 1 above, such actions shall constitute a


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                  termination of your employment by the Company for a reason other than Cause (as defined in paragraph 8) 30 days following the Company's receipt of written notice from you of any allegation of either (i) or (ii) above, and in the absence of the Company remedying the situation within 30 days from the date on which it receives such written notice from you. For purposes of this Paragraph 8, (x) a "Change in Control" shall occur when any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) become a "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of more than 50 percent of the Voting Stock of the Company, except as may otherwise be provided for in a confirmed plan of reorganization, and (y) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

This amendment to the 1995 Agreement shall become effective upon execution by both parties and delivery of a fully executed amendment to the Company.

If you agree that the above sets forth all of the terms and conditions of the amendment to the 1995 Agreement, please sign and date this letter in the spaces provided below and return it to me.

                                            Very truly yours,


                                            /s/ Raymond J. Miller
                                                Raymond J. Miller
                                                Vice President & Chief
                                                Financial Officer

Accepted and Agreed:


/s/ Jerome L. Feller
----------------------------
    Jerome L. Feller

Dated: May 14, 1997
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                                     Exhibit 10.11 - Page 2